CTD HOLDINGS, INC.

                              27317 NW 78th Avenue

                           High Springs, Florida 32643

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 22, 2004

The Annual Meeting of Shareholders of CTD Holdings, Inc., a Florida corporation (the "Company"), will be held at 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, on Monday, November 22, 2004, at 10:00 AM local time, for the transaction of the following business:

     (1)  To elect directors to the Board of Directors of the Company.

     (2) To ratify the selection of James Moore & Co. as the Company's independent auditor for the fiscal year 2005.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on October 27, 2004, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof. Only holders of record of Common Stock at the close of business on October 27, 2004, will be entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or adjournments thereof.

In order to assure that your interests will be represented, whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

C.E. Rick Strattan
President

October 29, 2004

                               CTD HOLDINGS, INC.

                              27317 NW 78th Avenue

                           High Springs, Florida 32643

                        (386) 454-0887 Fax (386) 454-8134

                             E-mail ctd@cyclodex.com

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 22, 2004

This proxy statement and accompanying form of proxy will be mailed to holders of Common Shares on or about October 29, 2004. They are furnished in connection with the solicitation by the Board of Directors (hereinafter sometimes referred to as the "Board") of CTD Holdings, Inc. (hereinafter sometimes referred to as the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on November 22, 2004, at 10:00 AM EST, at 27317 NW 78th
Avenue, High Springs, Florida 32643, and at any adjournment or adjournments thereof.

At the Annual Meeting, the shareholders of the Company will be asked to consider and vote (1) to approve the election of two (2) directors to serve until the next annual meeting and (2) to ratify the selection of James Moore & Co. as the Company's independent auditor for the fiscal year 2005. The Board of Directors recommends you vote "FOR" these proposals.

                               VOTING INFORMATION

The Board of Directors has fixed the close of business on October 27, 2004, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Accordingly, only holders of record of common shares at the close of business on the record date will be entitled to receive notice of, and to vote at, the meeting. On any matter which may properly come before the meeting, holders of common shares of record on the record date are entitled to one vote per share. On the record date, October 27, 2004, common shares were issued and outstanding, representing __________________ votes.

Shareholders who do not plan to be present at the Annual Meeting are requested to date and sign the enclosed form of proxy and return it in the return envelope provided. All common shares which are represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" election of the nominees listed therein as directors of the Company who will constitute the entire Board of Directors of the Company, and "FOR" ratifying the selection of James Moore & Co. as the Company's auditors for the 2005 fiscal year.

Under applicable provisions of the Florida Business Corporation Act, business to be considered at the Annual Meeting is confined to that business described in the notice of meeting to which this proxy statement is attached. Thus, the matters to come before the meeting will be limited to those matters described in the notice. All proxies presented at the Annual Meeting, whether given to vote in favor of or against the foregoing proposals, will, unless contrary written instructions are noted on the form of proxy, also entitle the persons named in such proxy to vote such proxies in their discretion on any proposal to adjourn the meeting or otherwise concerning the conduct of the meeting.

Shareholders have the right to revoke their proxies by notifying the Secretary of the Company in writing at any time prior to the time the common shares represented thereby are actually voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Annual
Meeting, either a written notice of revocation bearing a later date than the proxy, or a duly executed proxy relating to the same shares bearing a later date than the other proxy, or (ii) attending the Annual Meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxy should be sent to CTD Holdings, Inc., 27317 NW 78th Avenue, High Springs, Florida 32643, Attention: Secretary.

Under the applicable provisions of the Florida Business Corporation Act and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the Annual Meeting will be required in order to approve the matters referred to in proposals (1) and (2) below.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Two (2) directors, constituting the entire Board of Directors, is proposed to be elected to serve until the next Annual Meeting of shareholders, or until a successor shall be elected and shall qualify. The following persons are proposed to be nominated:

                            Principal Occupation                      Year First
                            and Other Major                           Became
Name, Age             Age   Affiliations                              Director

C.E. Rick Strattan    58    President, CEO and Chairman               1990

George L. Fails       57    Operations Manager                        2001

C.E. Rick Strattan, President, CEO and Director since 1990. Mr. Strattan served as treasurer of the Company from August, 1990, to May, 1995. From November 1987 through July 1992, Mr. Strattan was with Pharmatec, Inc., where he served as Director of Marketing and Business Development for CDs. Mr. Strattan was responsible for CD sales and related business development efforts. From November, 1985 through May, 1987, Mr. Strattan served as Chief Technical Officer for Boots-Celltech Diagnostics, Inc. He also served as Product Sales Manager for American Bio-Science Laboratories, a Division of American Hospital Supply Corporation. Mr. Strattan is a graduate of the University of Florida receiving a B.S. degree in chemistry and mathematics, and has also received an MS degree in Pharmacology, and an MBA degree in Marketing/Computer Information Sciences, from the same institution. Mr. Strattan has written and published numerous articles and a book chapter on the subject of Cyclodextrins.

George L. Fails, Operations Manager CTD, Inc. since 2000. Mr. Fails currently serves as Operations Manager for CTD, Inc. Prior to joining the Company, Mr. Fails served as a Detective Sergeant with the Veterans Administration Hospital in Gainesville, Florida, with special duties as a Predator Officer with the US Marshall's Service. From 1965 until his retirement in 1986, Mr. Fails served with the US Army Special Forces, including several tours in Viet Nam, Salvador, and Angola. Mr. Fails also served two years with a United States intelligence arm. Mr. Fails received his BA from the University of the Philippines, and has also received degrees from 43 Military schools, as well as the Federal Police Academy in Little Rock, Arkansas.

The principal occupation of the nominees during at least the last five years is that shown in the table above. If the nominees for directors should become unavailable for election (which the Board of Directors has no reason to believe will be the case), the shares represented by the enclosed proxy will be voted for such substitute nominees as may be nominated by the Board of Directors.

Directors, including directors also serving the Company in another capacity and receiving separate compensation therefore shall be entitled to receive from the Company as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors. To date, the Board of Directors has received no compensation, and no attendance fees have been paid.

The Board of Directors recommends that all shareholders vote "FOR" approval of the two nominees to the Company's Board of Directors.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected James Moore & Co. as the Company's independent auditor for the 2005 fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Company's independent auditor to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of James Moore & Co. for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of James Moore & Co. as the Company's independent auditor for the current fiscal year.

The Board of Directors recommends that all shareholders vote "FOR" the ratification of James Moore & Co. as the Company's independent auditors for the 2005 fiscal year.

                             OWNERSHIP OF SECURITIES

Our voting securities are currently comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. The following table contains information regarding record ownership of our voting securities as of October 28, 2004 held by persons who own beneficially more than 5% of our outstanding common stock; our directors; named executive officers; and all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from June 30, 2004 upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 27317 N.W. 78 Avenue, High Springs, Florida 32643.


 Name of                     Amount and Nature of    Percentage       Percentage
 Beneficial Owner            Beneficial Ownership    Common           Preferred

 C.E. Rick Strattan(1)       1,400,051 Common         20.78%
                             1 Series A Preferred                       100%

 George L. Fails (2)         140,464 Common           2.00%              0%


 All officers and directors  1,540,515 Common         22.78%
  as a group (two persons)   1 Series A Preferred                       100%



(1) The shares of common stock beneficially owned by Mr. Strattan include 502,318 shares which are issuable to Mr. Strattan pursuant to the terms of his 2004 employment agreement.

(2) The shares of common stock  beneficially owned by Mr. Fails includes 100,464
shares  which  are  issuable  to  Mr.  Fails   pursuant  to  the  terms  of  his
2004employment agreement.

                   COMPLIANCE WITH SEC REPORTING REQUIREMENTS

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than five percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of
Section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2003 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and five-percent beneficial owners for such fiscal year.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Board of Directors believes that compensation programs should be designed to attract, motivate and retain talented executives, and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors. Within this overall philosophy, the Company's objectives are to: Offer a total compensation program that takes into consideration the compensation practices of a group of peer companies and other selected companies with which the Company competes for executive talent (the "Peer Companies"); Provide annual variable incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives, as well as individual contributions and customer satisfaction; Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives. The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term, equity-based incentive awards. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at Peer Companies. To reinforce the attainment of Company goals, the Board of Directors believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The Board of Directors evaluates Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. The Board of Directors determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Board of Directors takes into account an individual's recent performance, potential for future responsibility and promotion, and the number of unvested options held by each individual at the time of the new grant.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the compensation earned, by the Company's Chief Executive Officers for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. The individuals included in the table will be collectively referred to as the "Named Officers."


                           SUMMARY COMPENSATION TABLE

           (three fiscal years ended December 31, 2000, 2001 and 2003)

                                    Annual                                            Long-Term
                               Compensation                                         Compensation

                                                                           Other Annual          All Other

Name and Position          Year             Salary            Bonus        Compensation          Compensation
-------------------------------------------------------------------------------------------------------------

C.E. Rick Strattan         2003             $ 36,000          -0-          $50,000               $  -0-(1)
President, CEO             2002             $ 33,346          -0-          -0-                   $  -0-
Chairman                   2001             $   835           -0-          -0-                   $ 59,687(2)

George L. Fails            2003             $ 20,836          -0-          -0-                   $  -0-
Operations Manager         2002             $ 20,000          -0-          -0-                   $  -0-
                           2001             $ 20,000          -0-          -0-                   $  -0-

   (1) Reflects grants of 1,000,000 shares
   (2) Reflects grants of 800,000 shares

On October 14, 2003, the Company entered into a one-year Employment Agreement with C.E. Rick Strattan, the Company's president, with an annual salary of $36,000 and $5,000 per month in restricted common shares of the Company based on 80% of the closing value of the Company's shares on the last day of the month in which the shares are awarded. No shares were awarded under the Employment Agreement in 2003. As of September 30, 2004, 502,318 shares have been awarded pursuant to the Employment Agreement. The Company has agreed to register Mr. Strattan's shares awarded pursuant to his employment contract.

Effective January 1, 2004, the Company entered into a one-year Employment Agreement with George L. Fails to serve as Operations Manager. Mr. Fails is compensated $1,900 monthly, plus $1,000 per month in restricted common shares of the Company, based on 80% of the closing value of the Company's shares on the last day of the month in which the shares are awarded. As of September 30, 2004, 100,464 shares have been awarded pursuant to the Employment Agreement.

On November 17, 2003, the Company entered into an agreement with Big Apple Consulting of Longwood, Florida, to provide PR/IR and financial consulting services. The term of the contract was for six months. Mr. Strattan transferred 500,000 common shares held by him to Big Apple as a consulting fee.

                 SHAREHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

Shareholder proposals that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2005 must be received by the Company no later than July 1, 2005, in order to be included in the proxy statement and related proxy materials. Please send any such proposals to CTD Holdings, Inc., 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, Attn: Investor Relations. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting.

                                   FORM 10-KSB

THE COMPANY WILL MAIL FOR THE COST OF POSTAGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CTD HOLDINGS, INC., 27317 NW 78th AVENUE, IN THE CITY OF HIGH SPRINGS, FLORIDA 32643, ATTN: INVESTOR RELATIONS.

                                  OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Proxies are being solicited by and on behalf of the Board of Directors. The cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of these proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions. If necessary, the Company may also use individuals, who will not be specifically compensated, to solicit proxies from shareholders, either personally or by telephone, telegram or letter. The Board and officers are not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the shares of Common Stock, represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

You are cordially invited to attend this meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy, which may be revoked if you are present at the meeting and so request.

CTD HOLDINGS, INC.



C.E. Rick Strattan
President

October 29, 2004

1

                                      PROXY

                               CTD Holdings, INC.

            This Proxy is Solicited by the Board of Directors for the

           Annual Meeting of Shareholders to be Held November 22, 2004

The undersigned hereby appoints C.E. Rick Strattan, with individual power of substitution and revocation, to vote all common shares of CTD Holdings, Inc. (the "Corporation") which the undersigned would be entitled to vote, if personally present at the Annual Meeting of shareholders to be held at 27317 NW 78th Avenue, in the city of High Springs, Florida 32643, on November 22, 2004, and any adjournment thereof, upon matters indicated below as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated October 29, 2004.

This Proxy will be voted in accordance with the instructions as indicated below. If no instructions are given, this Proxy will be voted "FOR" approval of the two nominees to the Corporation's Board of Directors, and "FOR" the ratification of the selection of James Moore & Co. as the Corporation's independent auditors for the 2005 fiscal year.

         Please sign where indicated and return this Proxy promptly in the enclosed envelope.

1.   Election of two (2) Directors: C.E. Rick Strattan and George L. Fails.

           FOR               AGAINST                ABSTAIN
               ----------             -----------             -----------

         For all nominees except as noted:

2. Ratification of the selection of James Moore & Co. as the Corporation's independent auditors for the 2005 fiscal year.

           FOR               AGAINST                ABSTAIN
               ----------             -----------             -----------

Please sign exactly as name appears on address label. Executors, administrators, guardians, trustees, attorneys, and officers or representatives should give full title. For joint owners, each owner should sign.

___________________________         __________________________________, 2004
Signature                           Printed Name                  Date

___________________________         __________________________________, 2004
Signature                           Printed Name                  Date